Exhibit 10.109
Agreement
relating to
Electricity hedges
Carter Holt Harvey Limited
CHH
and
Whakatane Mill Limited
WML
Date May 4, 2010
BELL GULLY
AUCKLAND VERO CENTRE, 48 SHORTLAND STREET
PO BOX 4199, AUCKLAND 1140, DX CP20509, NEW ZEALAND
TEL 64 9 916 8800 FAX 6438391683801

BELL GULLY

This Agreement is made on	May 4, 2010

between	(1)	Carter Holt Harvey Limited (CHH)

and	(2)	Whakatane Mill Limited (WML)
Introduction
A.	CHH is party to the following electricity hedging agreements:
(i)	an electricity hedging arrangement with Mighty River Power Limited as set forth in the International Swap Dealers Association, Inc. (ISDA) Master Agreement between CHH and Mighty River Power Limited dated 1 February 2000 (the Mighty River Power ISDA Agreement), the schedule to the Mighty River Power ISDA Agreement dated 1 February 2000 and the Electricity Swap Confirmation dated 18 March 2004 (as supplemented by a letter dated 19 December 2005 from Mighty River Power Limited) insofar as it relates to Grid Reference Point ARI1101 for the quantity of 10MW (together, the Mighty River Power Agreement); and
(ii)	an electricity hedging agreement with Contact Energy Limited as set forth in the ISDA Master Agreement between Seller and Contact Energy Limited dated 9 August 2001 (the Contact ISDA Master Agreement), the schedule to the Contact ISDA Master Agreement dated 9 August 2001 and the Electricity Swap Confirmation dated 11 December 2006 insofar as it relates to Grid Reference Point WRK2201 for the quantity of 5MW (together, the Contact Energy Agreement).
B.	Pursuant to an asset purchase agreement between CHH and the WML dated on or about the date of this agreement (the Asset Purchase Agreement), CHH is proposing to sell to WML, and WML is proposing to purchase from CHH, the business assets of CHH’s Whakatane mill.
C.	The parties wish to enter into this Agreement to record their agreement in respect of the Mighty River Power Agreement, the Contact Energy Agreement (together, the Existing Hedging Agreements) and any additional or replacement electricity hedging agreements which are relevant to WML as owner of the Whakatane Mill.
It is agreed
1.	Interpretation
In this Agreement, unless the context indicates otherwise:
1.1 Definitions
Business Day means a day (other than a Saturday or Sunday) on which registered banks in Auckland and Whakatane are open for business;
Confidential Information includes, but is not limited to, the terms of this Agreement, all strategies, forecasts, projects, plans, financial information of a party or any of its related companies, terms of supply and all other documents, records and information (in whatever form) of a party or any of its related companies which is of a confidential nature;

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Counterparty means:
(a)	in respect of the Existing Hedging Agreements, Mighty River Power Limited or Contact Energy Limited (as the case may be); and
(b)	in respect of any New Electricity Hedging Agreement, the counterparty to the New Electricity Hedging Agreement entered into by CHH;
Electricity Hedging Agreements means the Existing Hedging Agreements together with any New Electricity Hedging Agreement;
New Electricity Hedging Agreement means any additional or replacement electricity hedging agreement which is relevant to WML and approved by WML in accordance with this Agreement;
Relevant Portion means the extent to which an Electricity Hedging Agreement is relevant to WML, being:
(a)	in the case of the Mighty River Power Agreement, Grid Reference Point ARI1101 for the quantity of 10MW;
(b)	in the case of the Contact Energy Agreement, Grid Reference Point WRK2201 for the quantity of 5MW; and
(c)	in the case of any New Electricity Hedging Agreement, the grid reference point and electricity MW specified by CHH under clause 6.1 (or as otherwise agreed by the parties);
Term has the meaning ascribed to it in clause 2 of this Agreement; and
Whakatane Mill means the mill at Whakatane to be transferred from CHH to WML pursuant to the Asset Purchase Agreement.
1.2	General references
In this Agreement, unless the context otherwise requires:
(a)	any reference to information includes information in any form, whether provided orally, or provided or stored in a visible, electronic or other form;
(b)	a reference to a clause is a reference to a clause of this Agreement,;
(c)	a reference to this Agreement or another document includes any variation, novation or replacement of either of them;
(d)	the singular includes the plural and vice versa;
(e)	the word person includes an individual, a body corporate, an association of persons (whether corporate or not), a trust, government or any public, statutory, governmental, regulatory or judicial entity, department, agency or authority, in each case, whether or not having a separate legal personality;
(f)	a reference to a statute or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments of any of them;
(g)	words importing one gender include the other genders;

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(h)	if a party comprises more than one person, each of those person’s liability is joint and several;
(i)	a reference to a party to this Agreement or another document includes that party’s successors and permitted assigns and substitutes; and
(j)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms have corresponding meanings.
2.	Term
The Term commences as at the date of this Agreement and continues until terminated in accordance with clause 7 of this Agreement.
3.	Performance
3.1	Performance by CHH
CHH will procure that:
(a)	Mighty River Power Limited and Contact Energy Limited (each as a Counterparty) will perform their respective obligations under the Existing Hedging Agreements; and
(b)	each Counterparty to any New Electricity Hedging Agreement to which this Agreement applies will perform its obligations under that New Electricity Hedging Agreement, to the extent of the Relevant Portion of each Electricity Hedging Agreement.
3.2	Performance by WML
(a)	Subject to clause 4 of this Agreement, WML will perform all obligations of CHH under each Electricity Hedging Agreement to the extent of the Relevant Portion of that Electricity Hedging Agreement, as if WML was a party to that Electricity Hedging Agreement.
(b)	For the avoidance of doubt, WML will be under no obligation to perform the obligations specified in clause 3.2(a) prior to the commencement of the Term.
4.	Payment
4.1	Prior notification by CHH
CHH will provide WML with written notice of all amounts due and payable by CHH under the Electricity Hedging Agreements once CHH is advised or becomes aware of any amounts due and payable. CHH will use reasonable endeavours to maximise the notice given to WML of any payment to be made by WML under clause 4.2. It is acknowledged by WML that circumstances relating to the Electricity Hedging Agreements will mean that the period of notice will vary from time to time.
4.2	Prior payment
Subject to receipt of a notice from CHH under clause 4.1, WML will pay all amounts due and payable by CHH under the Electricity Hedging Agreements (to the extent the payment relates to the Relevant Portion of that Electricity Hedging Agreement) to CHH not less than

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one Business Day prior to the date which CHH is required to make that payment to a third party under the relevant Electricity Hedging Agreement.
4.3	Payment by CHH
CHH will pay all amounts received by it from any Counterparty under any Electricity Hedging Agreement (to the extent the payment relates to the Relevant Portion of that Electricity Hedging Agreement) to WML within seven Business Days of receipt of that payment from that Counterparty. For clarity, CHH will not be liable to WML in the event that any Counterparty fails to make payment as required under any Electricity Hedging Agreement.
4.4	Payments
Any payments made by WML or CHH under this clause 4 will:
(a)	be in New Zealand dollars;
(b)	be made without counter-claim or set-off;
(c)	be made before 3.00pm New Zealand time on the due date for payment in the manner specified by CHH or WML (as the case may be).
5.	Variations and termination
CHH shall not agree to any amendment or termination of any Electricity Hedging Agreement to the extent relevant to any Relevant Portion, except with the prior written approval of WML, such approval not to be unreasonably withheld or delayed.
6.	New Electricity Hedging Agreements
6.1	Terms
In the event that CHH proposes to enter into a New Electricity Hedging Agreement after the date of this Agreement, CHH will advise WML of the terms of the proposed Electricity Hedging Agreement relevant to WML (by grid reference point and electricity MW).
6.2	Prior approval of WML
This Agreement will only apply to a New Electricity Hedging Agreement if WML has given its prior approval in respect of that agreement. For the avoidance of doubt, WML can decide not to give its approval at its sole discretion. WML acknowledges that CHH may be required to enter into a New Electricity Hedging Agreement within a very short time period and WML will, to the extent reasonably practicable, provide a response to CHH within the response period specified by CHH, acting reasonably. WML will be deemed to have not given its approval if it fails to respond to CHH within the time period specified by CHH when seeking WML’s approval.
6.3	Approval by WML
Once WML has given its approval to CHH entering into a New Electricity Hedging Agreement:
(a)	that approval may not be revoked;

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(b)	CHH may take such steps as it considers necessary to complete the documentation for, and give effect to, the New Electricity Hedging Agreement; and
(c)	that New Electricity Hedging Agreement will be subject to this Agreement to the extent of the Relevant Portion.
7.	Termination
7.1	Termination of agreement for cause
If any party (Defaulting Party) commits a material breach of this Agreement, which is not capable of being remedied, or if the breach is capable of being remedied, is not remedied within five Business Days after notice of such breach from another party (Notifying Party), then the Notifying Party may:
(a)	if the breach relates to a particular Electricity Hedging Agreement, terminate the provisions of this Agreement to the extent they relate to that Electricity Hedging Agreement; or
(b)	terminate this Agreement,
in each case by giving 15 days prior written notice to the Defaulting Party. If a party terminates the provisions of this Agreement to the extent they relate to a particular Electricity Hedging Agreement, then neither party will be required to pay any amounts which become payable after the date of termination under clause 4.2 or clause 4.3 in respect of that particular Electricity Hedging Agreement.
7.2	Termination for insolvency
A party may terminate this Agreement immediately by notice in writing to the other party if any step is taken to appoint a receiver, a receiver and manager, a provision liquidator, a liquidator, an administrator or other like person of the whole or part of that other party’s assets, operations or business, or any action is taken by any person that is analogous to the foregoing.
7.3	Mutually agreed termination
The parties may mutually agree in writing to terminate this Agreement prior to the expiry of the Term.
7.4	Change of control
(a)	Either party may terminate this Agreement upon a change of control of either party, with effect from the date on which such change of control occurs.
(b)	For the purposes of this Agreement, change of control means:
(i)	where a party ceases to be controlled directly or indirectly by Mr. Graeme Richard Hart;
(ii)	where there is a change in direct or indirect control of a party (but, for the avoidance of doubt, if a party is controlled directly or indirectly by Mr Graeme Richard Hart, there will not be a change in control of that party arising from any transfer or other transaction if, following that transfer or transaction, that party continues to be controlled directly or indirectly by Mr. Graeme Richard Hart);

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(iii)	a sale of the majority of the assets comprising the Whakatane Mill to a third party who is not controlled directly or indirectly by Mr. Graeme Richard Hart; or

(iv)	a sale of the majority of the assets of CHH or WML to a third party who is not controlled directly or indirectly by Mr. Graeme Richard Hart.
7.5	Termination without prejudice
(a)	The termination of this Agreement will not of itself:
(i)	relieve a party of its obligation to pay any money outstanding (that is property due under this Agreement) on the date of termination;
(ii)	constitute a waiver of any remedy to which a party may be entitled in respect of any breach of this Agreement; or
(iii)	affect the rights and obligations of the parties, or relieve them of any liability, in respect of prior events.
(b)	In the event the provisions of this Agreement are only terminated to the extent they relate to a particular Electricity Hedging Agreement, clause 7.5(a) will be applied in respect of that Electricity Hedging Agreement and the rights and obligations of the parties under this Agreement in respect of any other Electricity Hedging Agreement will be unaffected.
8.	Assignment
This Agreement may not be assigned by either party without the prior written consent of the other party. Such consent can be withheld by a party at that party’s sole discretion.
9.	Dispute resolution process
9.1	Procedure
If any dispute arises between the parties under or in connection with this Agreement:
(a)	the dispute must initially be referred to the parties’ respective nominated representatives who are responsible for the management of this Agreement;
(b)	the representatives must then use their reasonable endeavours to resolve the dispute; and
(c)	if the parties’ representatives are unable to resolve the dispute within 30 days of the referral, or such other period as is agreed in writing, the dispute must be referred to the parties’ respective Chief Executives who will use their reasonable endeavours to resolve the dispute within 10 days.
9.2	No resolution
If the dispute cannot be resolved by the parties’ respective Chief Executives within the time period specified in clause 9.1(c), either party may require the dispute to be referred to an Independent Expert as defined in clause 9.4. The Independent Expert’s decision will be final and binding on the parties, save for manifest error.

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9.3	Confidentiality
The parties will hold confidential, unless otherwise required by law or at the direction of a court of competent jurisdiction, all information relating to the subject matter of the dispute as disclosed during or for the purposes of dispute resolution under this clause 9.
9.4	Independent Expert
The independent Expert will be appointed in accordance with the following provisions:
(a)	the Independent Expert will be appointed by both parties or, where the parties cannot agree within 10 Business Days, appointed by the President of the New Zealand Law Society;
(b)	the Independent Expert will act as an expert and not as an arbitrator and the law relating to arbitration will not apply to the Independent Expert’s determination; and
(c)	the costs and expenses of the Independent Expert will be shared by the parties equally.
10.	Confidential Information
10.1	Confidentiality
Each party acknowledges that it may during the Term receive Confidential Information from the other party. Each party will treat all Confidential Information as confidential and must not:
(a)	disclose the Confidential Information to any person (except the parties’ employees, contractors, agents and advisers and then only to such extent as may be required to enable the relevant parties to comply with the provisions of this Agreement);
(b)	use or exploit the Confidential Information other than for the purpose for which it has been provided to the relevant party pursuant to this Agreement; or
(c)	make any public disclosure or announcement of this Agreement or its terms, without the prior written consent of the other party. The obligations imposed by this clause survive the termination of this Agreement.
10.2	Exceptions
The obligations of confidentiality under clause 10.1 do not apply to the extent that:
(a)	disclosure of Confidential Information is required by law or by the listing requirements of any relevant stock exchange;
(b)	Confidential Information is, or becomes, available in the public domain without breach by a party of its confidentiality obligations (including under this Agreement); or
(c)	disclosure is necessary to obtain the benefits of, and fulfil obligations under, this Agreement.

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11.	Notices

11.1	Notices
Any notice or other communication (including any request, demand, consent or approval) to or by a party to this Agreement:
(a)	Method
may be given by personal service, post, facsimile or email;
(b)	In writing
must be in writing, legible and in English addressed as shown below:
(i)	Carter Holt Harvey Limited

Address:	Physical Address
Kinleith Site
State Highway 1
Kinleith
Tokoroa 3491

Postal Address
Private Bag 6
Tokoroa 3444
Attention:	Karl Klinge
Telephone:	07 885 5999
Facsimile:	07 886 3614
Email:	Karl.Klinge@chh.co.nz

Copy to each of the persons named below:

Address:	173 Captain Springs Road
Te Papapa
Private Bag 92-106
Auckland 1142
Attention:	Business Legal Counsel — Pulp, Paper and Packaging
Facsimile:	09 633 0601

Rank Group Limited
Address:	Level Nine
148 Quay Street
PO Box 3515
Auckland
Attention:	Greg Cole
Facsimile:	09 366 6263
Email:	Greg.Cole@rankgroup.co.nz

Rank Group Limited
Address:	Level Nine
148 Quay Street
PO Box 3515
Auckland
Attention:	Helen Golding
Facsimile:	09 366 6263
Email:	Helen.Golding@rankgroup.co.nz

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(ii)	Whakatane Mill Limited

Address:	Mill Road
Whakatane
Attention:	Graham Millar
Telephone:	07 306 3800
Facsimile:	07 306 3655
Email:	Graham.Millar@chh.co.nz

Copy to each of the persons named below:

SIG Group
Address:	Laufengasse 18 CH-8212 Neuhausen am Rheinfall
Switzerland
Attention:	Marco Haussener
Facsimile:	0041 52 674 7200
Email:	Marco.Haussener@sig.biz

SIG Group
Address:	Laufengasse 18 CH-8212 Neuhausen am Rheinfall
Switzerland
Attention:	Daniel Petitpierre
Facsimile:	0041 52 674 6556
Email:	Daniel.Petitpierre@sig.biz
or to any other address last notified by the party to the sender by notice given in accordance with this clause 11.1;
(c)	Signature
in the case of a corporation, must be signed by an officer or authorised representative of the sender; and
(d)	Receipt
is deemed to be given by the sender and received by the addressee:
(i)	Delivery

if delivered in person, when delivered to the addressee;

(ii)	Post
if sent by post, on the third Business Day after posting if posted in New Zealand, or on the seventh Business Day if posted to or from a place outside New Zealand, in each case from and including the date of postage;

(iii)	Facsimile

if sent by facsimile transmission, on the date and time shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause 11.1; or

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(iv)	Email

if sent by email, on the date and time at which it enters the addressee’s information system (as shown in a confirmation of delivery report from the sender’s information system, which indicates that the email was sent to the email address of the addressee notified for the purposes of this clause 11.1), but if the delivery or receipt is on a day which is not a Business Day or is after 5.00 pm (addressee’s time), it is deemed to have been received at 9.00 am on the next Business Day.
11.2	Reliance on notice
A notice or communication given in accordance with clause 11.1 can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.
12.	General
12.1	Waivers in writing
No waiver by either party (the Waiving Party) of any provision of or right, remedy or power of the Waiving Party under this Agreement, is to be effective unless it is in writing signed by the Waiving Party and any such waiver is to be effective only in the specific instance and for the specific purpose for which it is given. No failure or delay by a party to exercise any right, remedy or power under this Agreement or to insist on strict compliance by the other party with any obligation under this Agreement, and no custom or practice of the parties at variance with the terms of this Agreement, will constitute a waiver of the right of that party to demand exact compliance with this Agreement.
12.2	Severability
If any provision of this Agreement is, or becomes, unenforceable, illegal or invalid for any reason, the relevant provision is to be deemed to be modified to the extent necessary to remedy such unenforceability, illegality or invalidity or if this is not possible then such provision must be severed from this Agreement, without affecting the enforceability, legality or validity of any other provision of this Agreement.
12.3	Further assurances
Each party will make all applications, execute all documents and do or procure all other acts and things reasonably required to implement and to carry out its obligations under, and the intention of, this Agreement.
12.4	Entire agreement
This Agreement contains the entire understanding between the parties concerning the subject matter of this Agreement and supersedes and cancels any previous agreements, understandings or arrangements (whether written or oral) between the parties.
12.5	Amendment and variations
This Agreement cannot be amended or varied except in writing signed by the parties.

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12.6	Governing law and jurisdiction
This Agreement is governed by the laws of New Zealand and the parties submit to the non-exclusive jurisdiction of the courts of New Zealand in respect of any dispute or proceeding arising out of this Agreement,
12.7	Counterparts
(a)	This Agreement may be executed in any number of counterparts each of which is to be deemed an original, but all of which together will constitute a single instrument.
(b)	A party may enter into this Agreement by executing any counterpart.
(c)	This Agreement may be executed on the basis of an exchange of facsimile copies and execution of this Agreement by such means is to be a valid and sufficient execution.

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Execution
Executed as an agreement.
Executed by Carter Holt Harvey
Limited
/s/ Helen D. Golding

Authorised Signatory
HELEN D. GOLDING

Print Name
Executed by Whakatane Mill
Limited
/s/ Helen D. Golding

Authorised Signatory
HELEN D. GOLDING

Print Name